EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of First Guaranty Bancshares, Inc. on Form S-3 (No. 333-264610) and Form S-8 (No. 333-374294) of our report dated March 31, 2026, on our audit of the financial statements as of and for the year ended December 31, 2025, which report is included in this Annual Report on Form 10-K to be filed on or about March 31, 2026.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Metairie, Louisiana
March 31, 2026